   As filed with the Securities and Exchange Commission on April [__], 2003

                         Registration No. 333-103196

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                               AMENDMENT NO. 1
                                      TO
                                   FORM S-3

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                            MEDIX RESOURCES, INC.
            (Exact name of registrant as specified in its charter)

                                   Colorado
        (State or other jurisdiction of incorporation or organization)

                                  84-1123311
                   (I.R.S. Employer Identification Number)

                             The Graybar Building
                       420 Lexington Avenue, Suite 1830
                           New York, New York 10170
                                (212) 697-2509
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Mark W. Lerner
                             The Graybar Building
                       420 Lexington Avenue, Suite 1830
                           New York, New York 10170
                                (212) 697-2509
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               With Copies to:

                           Peter H. Ehrenberg, Esq.
                            Lowenstein Sandler PC
                             65 Livingston Avenue
                          Roseland, New Jersey 07068
                                (973) 597-2500

       Approximate date of commencement of proposed sale to the public:
     As soon as practicable after the effective date of this Registration
                                  Statement.

If the only securities  being registered on this Form are being offered pursuant to a dividend or interest  reinvestment  plans,  please check the following box:
[_]

If any of the  securities  being  registered on this Form are to be offered on a delayed or continuous  basis  pursuant to Rule 415 under the  Securities  Act of
1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the  Securities  Act  registration  statement  number of the  earlier  effective registration statement for the same offering. [ ]

If this Form is a  post-effective  amendment filed pursuant to Rule 462(c) under the  Securities  Act,  check  the  following  box and  list the  Securities  Act registrations  statement number of the earlier effective  registration statement for the same offering. [ ]

If delivery  of the  prospectus  is  expected  to be made  pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------
 Title of each                   Proposed       Proposed
   class of      Amount to be     maximum       maximum       Amount of
 securities to    registered     offering      aggregate     registration
 be registered      (2)(3)       price per      offering        fee(1)
                                 unit (1)      price (1)
---------------------------------------------------------------------------

   Shares of      21,360,833       $.60       $12,816,500       $1,229
 common stock,
   par value
$.001 per share
---------------------------------------------------------------------------

(1) The offering price is being estimated  solely for the purpose of calculating the registration  fee. In accordance with Rule 457(c),  the price shown is based upon the average of the high and low prices of Medix's  common stock on February
10,  2003,  as  reported on the  American  Stock  Exchange.  The fee was paid on
February 12, 2003.

(2) Includes 11,684,583 shares of common stock covered by warrants issued (i) in private placements and (ii) as fees to finders in private placements.

(3)  Pursuant  to Rule 416 under the  Securities  Act,  such number of shares of common stock registered  hereby shall include an indeterminate  number of shares of common  stock  that may be issued in  connection  with a stock  split,  stock dividend, recapitalization or similar event.

The Registrant hereby amends this  Registration  Statement on such date or dates as may be necessary to delay its effective date until the Registrant  shall file a further amendment which specifically  states that this Registration  Statement shall  thereafter  become  effective  in  accordance  with  Section  8(a) of the
Securities  Act of  1933 or  until  this  Registration  Statement  shall  become effective on such date as the Commission  acting  pursuant to said Section 8(a), may determine.

                Subject to completion, dated April [__], 2003.

PROSPECTUS

                            MEDIX RESOURCES, INC.

                      21,360,833 Shares of Common Stock

     The  securityholders  of Medix  Resources,  Inc. named herein will have the right to offer and sell up to an  aggregate of  21,360,833  shares of our common stock under this  prospectus.  The shares were  purchased  from Medix in private placements or are covered by warrants that were issued (i) in private placements or (ii) as fees to finders in private placements.

     Medix will not receive  directly any of the proceeds from the sale of these shares by the selling securityholders.  However, Medix will receive the proceeds from  the  exercise  of  warrants  to  purchase  some of the  shares  to be sold hereunder. See "Use of Proceeds". Medix will pay the expenses of registration of these shares.

     Medix's  common stock is traded on the American  Stock  Exchange  under the symbol  "MXR".  On April 7, 2003,  the  closing  price of our  common  stock was reported as $0.35.

The securities  offered hereby involve a high degree of risk. See "Risk Factors"
beginning on page 3 for certain risks that should be  considered by  prospective purchasers of the securities offered hereby.

Neither  the  Securities  and  Exchange  Commission  nor  any  state  securities commission has approved or disapproved of these securities or determined if this prospectus  is truthful or  complete.  Any  representation  to the contrary is a criminal offense.

               The date of this prospectus is April [__], 2003

The  information  in this  prospectus  is not  complete  and may be changed.  No dealer,  salesman or other person has been authorized to give any information or to make any representation not contained in or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us, the selling  securityholders or any other  person.  This  prospectus  does  not  constitute  an  offer  to sell or a solicitation  of an offer to buy any of the  securities  offered  hereby  in any jurisdiction  to any person to whom it is unlawful to make such an offer in such jurisdiction.  Neither  the  delivery  of  this  prospectus  nor any  sale  made hereunder  shall,  under any  circumstances,  create  any  implication  that the information  herein is correct as of any time  subsequent  to the date hereof or that there has been no change in our affairs since such date.

                              TABLE OF CONTENTS

SUMMARY
RECENT DEVELOPMENTS
RISK FACTORS
FORWARD-LOOKING STATEMENTS
THE COMPANY
USE OF PROCEEDS
SELLING SECURITYHOLDERS
DESCRIPTION OF THE SECURITIES
PLAN OF DISTRIBUTION
INDEMNIFICATION OF OFFICERS AND DIRECTORS
WHERE YOU CAN FIND MORE INFORMATION ABOUT US
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
LEGAL MATTERS
EXPERTS

                                   SUMMARY

     The following summary highlights some information from this prospectus.  It is not  complete  and does not  contain all of the  information  that you should consider  before  making an  investment  decision.  You should  read this entire prospectus,  including the "Risk Factors" section and the financial  statements, related notes and the other more  detailed  information  appearing  elsewhere or incorporated by reference in this prospectus.  Unless otherwise indicated, "we",
"us",  "our" and similar  terms,  as well as  references  to the  "Company"  and
"Medix",  refer to Medix  Resources,  Inc. and its  subsidiaries  and not to the selling  securityholders.  All industry statistics  incorporated by reference in this  prospectus  were  obtained  from data  prepared or provided by  recognized industry sources.

     This  prospectus  covers the offering and sale of 21,360,833  shares of our common stock to the public by certain selling  securityholders  listed under the heading selling  securityholders  in this prospectus,  of which 9,676,250 shares are issued and outstanding and 11,684,583 shares are covered by warrants held by
the  selling  securityholders.   See  "Selling  Securityholders".   The  selling
securityholders  purchased the shares of common stock and the warrants  covering shares of common  stock from us in one or more  private  placements  or received warrants  as fees for  serving as finders in  private  placements.  We  received aggregate  proceeds in those private  placements of  $3,870,500.  As part of the private  placements,  we agreed to register the shares of common stock issued or issuable  pursuant to warrants under the Securities Act of 1933, as amended.  We also agreed to register the shares of common stock covered by warrants issued to finders as fees in private  placements.  As of March 31, 2003 we had  80,767,065 shares of our common stock outstanding, and approximately 36,250,222 shares were issuable upon the exercise of outstanding options, warrants or other rights, and the conversion of outstanding preferred stock.

     We develop,  distribute and deploy connectivity products for Internet-based communications and information management by medical service providers.  We have no  revenues  from  current  operations  and are  funding  the  development  and deployment  of our  products  through  the  sales  of our  securities.  See "The
Company" and "Risk Factors".

     Because  of our  continuing  losses,  and the lack of  certain  sources  of capital  to fund our  development  of  connectivity  products,  our  independent accountants  included a "going concern" uncertainty in their audit report on our audited  financial  statements  for the year ended December 31, 2002. The "going concern"  uncertainty  signifies  that  significant  questions  exist  about our ability to continue in business. See "Risk Factors".

     Our principal  executive office is located at 420 Lexington  Avenue,  Suite
1830, New York, New York 10170, and our telephone number is (212) 697-2509.

                             RECENT DEVELOPMENTS

     On March 4, 2003, we purchased from Comdisco Ventures,  Inc.  substantially all of the  assets  formerly  used  by  ePhysician,  Inc.  in its  software  and technology  business  prior to its  cessation  of  operations  in  2002.  We are evaluating the newly acquired  technology to determine how best to integrate our
Cymedix  technology  with the  ePhysician  technology,  resulting  in our merged technology (the "Merged  Technology").  From its formation in 1998,  through its cessation of  operations  in November  2002,  ePhysician  developed and provided
ePhysician  Practice,  a suite of software  products that enables  physicians to prescribe  medications,  access drug reference  data,  schedule  patients,  view formulary  information,  review critical patient information and capture charges at the point of care using a Palm OS(R)-based handheld device and the Internet.

     On March 5, 2003, we terminated  our merger  agreement  with  PocketScript,
LLC. We had entered into a  non-binding  Letter of Intent with  PocketScript  on
October 30, 2002 and had executed a definitive  merger agreement on December 19,
2002 to acquire PocketScript subject to certain conditions of closing.

                                 RISK FACTORS

     An  investment  in our common  stock  involves a high  degree of risk.  You should  carefully  consider the following risk factors and other  information in this prospectus  before  investing in our common stock. The trading price of our common stock could  decline due to any of these  risks,  and you may lose all or part of your investment.

Our continuing  losses endanger our viability as a going-concern  and caused our accountants to issue a "going concern" exception in their annual audit report.

     We reported net losses of  $9,014,000,  $10,636,000  and $5,415,000 for the years ended  December 31,  2002,  2001 and 2000,  respectively.  At December 31,
2002, we had an  accumulated  deficit of $43,073,000  and a net working  capital deficit of $252,000.  Our products are in the development  and early  deployment stage and have not generated any revenue to date. We are funding our  operations through the sale of our securities.  Our independent accountants have included a
"going  concern"  exception in their audit reports on our audited 2002, 2001 and
2000 financial statements.

Our need for  additional  financing  is acute and  failure  to  obtain  adequate financing could lead to the financial failure of our company.

     We expect to continue to experience  losses,  in the near term,  until such time as the Merged  Technology can be successfully  deployed with physicians and produce  revenue.  The continuing  development,  marketing and deployment of the
Merged Technology will depend upon our ability to obtain  additional  financing.
The Merged  Technology  is in the  development  stage and has not  generated any revenue to date.  We are  funding  our  operations  now  through the sale of our securities.  There can be no assurance that additional investments or financings will be available  to us on  favorable  terms or at all as needed to support the development  and  deployment  of the Merged  Technology.  Failure to obtain such capital on a timely basis could result in lost business opportunities,  the sale of the Merged  Technology at a distressed price or the financial  failure of our company.

We have a limited number of authorized shares of common stock for issuance,  and if our  shareholders  do not approve of an increase in the authorized  number of shares of our common stock, we will be unable to raise additional capital.

     We  currently  have  125,000,000  shares of  common  stock  authorized  for issuance under our certificate of incorporation,  and as of March 31, 2003, have
80,767,065  outstanding  shares of common stock and 36,250,222  shares of common stock  reserved for issuance under existing  options,  warrants and  outstanding shares of our convertible  preferred stock.  Thus, we only have 7,982,713 shares of common stock that are  available  for issuance.  We have  requested  that our shareholders  approve, at a special meeting of shareholders,  an increase in the number of shares of common stock that we are  authorized to issue.  However,  we cannot predict the outcome of that vote. If our  shareholders  do not approve of the increase in the number of shares of common stock that we are  authorized  to issue, we will be unable to raise additional capital.

We have  frequent  cash flow  problems  that often cause us to be  delinquent in making  payments to our vendors and other  creditors,  which may cause damage to our  business  relationships  and cause us to incur  additional  expenses in the payment of late charges and penalties.

     During  2002,  from time to time,  our lack of cash flow caused us to delay payment  of our  obligations  as they  came due in the  ordinary  course  of our business.  In some cases,  we were  delinquent in making payments by the legally required  due dates.  At our four  office  locations,  we had 48 monthly  rental payments due in the aggregate during 2002. Two of those payments were late. Such payments  were paid  within 30 days of their due  date.  All  payments  plus any required penalties were ultimately paid with respect to our 2002 obligations. We had 26 Federal  withholding  and other  payment due dates.  Of those,  three due dates were  missed.  The  resulting  delinquencies  ranged  from one to ten days before the required payments were made. We paid the resulting  penalties as they were billed.  We had state  withholding  obligations  in five states,  Colorado,
California,  Georgia,  New  Jersey  and New York.  Although  we were not late in making withholding  payments in those five states during 2002, we have been late in prior periods. Similarly, although we were not late in making deposits of our employees'  401(k)  contributions  during 2002, we have been late in making such deposits in the past.  During 2003,  we may be  delinquent  from time to time in meeting our obligations as they become due.

While we have had operations since 1988, we are better  considered a development stage  company,  which  means our  products  and  services  have not yet  proved themselves commercially viable and therefore our future is uncertain.

     Although we have had operations  since 1988,  because of our move away from temporary healthcare staffing,  we have a relatively short operating history and limited  financial  data upon which you may evaluate our business and prospects, and are better considered a development stage company. In addition, our business model is likely to  continue  to evolve as we  attempt to  develop  our  product offerings  and  enter  new  markets.  As a  result,  our  potential  for  future profitability must be considered in light of the risks, uncertainties,  expenses and difficulties  frequently encountered by development stage companies that are attempting  to move into new markets  and  continuing  to innovate  with new and unproven  technologies.  We are still in the  process of gaining  experience  in
marketing   physician   connectivity   products,   providing  support  services,
evaluating demand for products, financing a technology business and dealing with government  regulation of health information  technology products.  While we are putting together a team of experienced executives, they have come from different backgrounds  and  may  require  some  time to  develop  an  efficient  operating structure and corporate culture for our company.

We rely on healthcare  professionals  for the quality of the information that is transmitted through our  interconnectivity  systems,  and we may not be paid for our  services  by  third-party  payors  if that  quality  does not meet  certain standards.

     The  success of our  products  and  services in  generating  revenue may be subject to the quality and completeness of the data that is generated and stored by  the  physician  or  other  healthcare  professional  and  entered  into  our interconnectivity  systems,  including  the  failure  to  input  appropriate  or accurate information. Such failure may negatively affect our ability to generate revenue and our reputation.

Our market,  healthcare  services,  is rapidly  changing and the introduction of
Internet  connectivity  services  and  products  into that market has been slow, which may cause us to be unable to develop a profitable  market for our services and products.

     o    As a  developer  of  connectivity  technology  products,  we  will  be required to anticipate  and adapt to evolving  industry  standards and new technological  developments.  The market for the Merged Technology is characterized by continued and rapid technological advances in both hardware and software development,  requiring ongoing expenditures for research and development,  and timely introduction of new products and enhancements to existing  products.  The establishment of standards is largely a function of user acceptance.  Therefore,  such standards are subject to change.  Our future  success,  if any,  will depend in part upon our ability to enhance existing products,  to respond effectively to technology changes,  and to introduce new products and technologies that are  functional  and meet the  evolving  needs of our clients and users in the healthcare information systems market.

     o    The introduction of physician  connectivity products in our market has been slow due, in part, to the large number of small practitioners who are resistant to change and the implicit costs associated with change, particularly  in a period of rising  pressure  to reduce  costs in the market. In addition,  the integration of processes and procedures with several  payors and  management  intermediaries  in a market  area has taken more time than  anticipated.  The resulting  delays  continue to prevent  the receipt of  transaction  fees and cause us to continue to raise money by the sale of our securities to finance our operations.

     o    Our early-stage  market  approach  concentrated  product  distribution efforts in a single market (Atlanta,  Georgia), thereby amplifying the effect of localized market restrictions on our prospects, and delaying large-scale  distribution of our products. While we intend to mitigate these local factors with a strategy to develop alternate  distribution channels in multiple  markets,  there can be no assurance that we will be successful.

     o    We  cannot  assure  you  that  we  will   successfully   complete  the
          development of the Merged  Technology in a timely fashion or at all or that our  current or future  products  will  satisfy  the needs of the healthcare  information systems market.  Further, we cannot assure you that products or  technologies  developed by others will not adversely affect our competitive position or render our products or technologies noncompetitive or obsolete.

As a provider  of medical  connectivity  products  and  services,  we may become liable for product liability claims that could have a materially  adverse effect on our financial condition.

     Certain of our products provide applications that relate to patient medical histories and treatment plans. Any failure by our products to provide  accurate, secure and timely  information  could result in product liability claims against us by our  clients or their  affiliates  or  patients.  We are  seeking  product liability coverage,  which may be prohibitive in cost. There can be no assurance that we will be able to obtain such coverage at an  acceptable  cost or that our insurance  coverage would adequately cover any claim asserted against us. Such a claim could be in excess of the limits imposed by any policy we might be able to obtain.  A  successful  claim  brought  against  us in excess  of any  insurance coverage  we might have could have a material  adverse  effect on our results of operations,  financial  condition or business.  Even  unsuccessful  claims could result  in the  expenditure  of funds in  litigation,  as well as  diversion  of management time and resources.

Our industry,  healthcare,  continually experiences rapid change and uncertainty that could result in issues for our business  planning or operations  that could severely impact on our ability to become profitable.

     The healthcare and medical  services  industry in the United States is in a period  of  rapid  change  and  uncertainty.  Governmental  programs  have  been proposed,  and some adopted, from time to time, to reform various aspects of the
U.S.  healthcare  delivery system.  Some of these programs contain  proposals to increase  government  involvement in healthcare,  lower  reimbursement rates and
otherwise  change  the  operating   environment  for  our  physician  users  and
customers. Particularly, the Health Insurance Portability and Accountability Act
and the  regulations  that  are  being  promulgated  under  it are  causing  the healthcare industry to change its procedures and incur substantial cost in doing
so.  Although  we expect  these  regulations  to have the  beneficial  effect of spurring adoption of our software products, we cannot predict with any certainty what  impact,  if any,  these and future  healthcare  reforms  might have on our business.

We rely on intellectual property rights, such as copyrights and trademarks,  and unprotected  propriety technology in our business operations and to create value in our companies;  however, protecting intellectual property frequently requires litigation and close legal  monitoring  and may adversely  affect our ability to become profitable.

     o    Our wholly owned  subsidiary,  Cymedix Lynx  Corporation,  has certain intellectual property relating to its software business.  These rights have been  assigned by our  subsidiary  to the parent  company,  Medix
          Resources.   The  intellectual  property  legal  issues  for  software
          programs,  such as the  Cymedix(R)products,  are complex and currently evolving.  Since  patent  applications  are secret  until  patents are issued,  in the United States,  or published,  in other countries,  we cannot be sure that we are the first to file any  patent  application.
          In addition, we cannot assure you that competitors, many of which have far  greater  resources  than we do,  will not  apply  for and  obtain patents that will  interfere with our ability to develop or market the
          Merged Technology.  Further,  the laws of certain foreign countries do not provide the protection to  intellectual  property that is provided in the United States, and may limit our ability to market our products overseas.  While we have no prospects  for  marketing or operations in foreign  countries at this time,  future  opportunities  for growth in foreign markets,  for that reason, may be limited.  We cannot give any assurance  that the scope of the rights that we have been  granted are broad enough to fully protect the Merged Technology from infringement.

     o    Litigation or regulatory  proceedings  may be necessary to protect our intellectual  property rights, such as the scope of our patent rights.
          In fact,  the  information  technology  and  healthcare  industries in general are characterized by substantial  litigation.  Such litigation
          and  regulatory   proceedings  are  very  expensive  and  could  be  a
          significant  drain on our resources and divert  resources from product development.  There is no  assurance  that we will have the  financial resources to defend our patent rights or other  intellectual  property from  infringement  or claims of  invalidity.  A party has notified us that it believes our pharmacy  product may infringe on patents that it holds.  We have  retained  patent  counsel who has made a  preliminary investigation and determined that our product does not infringe on the identified patents. At this time no legal action has been instituted.

     o    We also rely upon unprotected  proprietary technology and no assurance can be given that others will not independently  develop substantially equivalent  proprietary  information  and techniques or otherwise gain access  to or  disclose  our  proprietary  technology  or  that we can
          meaningfully  protect  our  rights  in  such  unpatented   proprietary
          technology.  We will use our best  commercial  efforts to protect such information  and techniques;  however,  we cannot assure you that such efforts will be  successful.  The failure to protect our  intellectual property  could cause us to lose  substantial  revenues and to fail to reach our financial potential over the long term.

Because our business is highly  competitive  and there are many  competitors who are  financially  stronger than we are, we are at risk of being  outperformed in staffing,  marketing,  product  development and customer  services,  which could severely limit our ability to become profitable.

     o    eHealth   Services.   Competition  can  be  expected  to  emerge  from
          established  healthcare  information  vendors and  established  or new
          Internet  related vendors.  The most likely  competitors are companies with a focus on clinical  information  systems and enterprises with an
          Internet   commerce  or  electronic   network  focus.  Many  of  these
          competitors  will have  access to  substantially  greater  amounts  of capital  resources  than we have  access  to,  for  the  financing  of technical,  manufacturing  and marketing  efforts.  Frequently,  these competitors  will have  affiliations  with  major  medical  product or software  development  companies,  who may assist in the  financing of such competitor's product  development.  We will seek to raise capital to develop the Merged Technology in a timely manner,  however, so long as our operations remain under-funded,  as they now are, we will be at a competitive disadvantage.

     o    Personnel. The success of the development, distribution and deployment of the Merged  Technology is dependent to a significant  degree on our key  management and technical  personnel.  We believe that our success will also  depend upon our  ability to  attract,  motivate  and retain
          highly  skilled,   managerial,  sales  and  marketing,  and  technical
          personnel,  including  software  programmers  and  systems  architects skilled  in the  computer  languages  in which the  Merged  Technology
          operates.   Competition   for  such  personnel  in  the  software  and
          information services industries is intense. The loss of key personnel, or the inability to hire or retain qualified  personnel,  could have a material  adverse  effect  on our  results  of  operations,  financial condition or business.

We have relied on the private placement  exemption to raise substantial  amounts of capital, and could suffer substantial losses if that exemption was determined not to have been properly relied upon.

     We have raised  substantial  amounts of capital in private  placements from time to  time.  The  securities  offered  in such  private  placements  were not registered  with the SEC or any state agency in reliance  upon  exemptions  from such registration  requirements.  Such exemptions are highly technical in nature and if we  inadvertently  failed to comply with the  requirements of any of such exemptive  provisions,  investors would have the right to rescind their purchase of our  securities  or  sue  for  damages.  If one or  more  investors  were  to successfully  seek such  rescission  or institute  any such suit,  we could face severe  financial  demands  that  could  materially  and  adversely  affect  our financial position.

The impact of shares of our common stock that may become  available  for sale in the future may result in the market price of our stock being depressed.

     As of March 31, 2003, we had 80,767,065 shares of common stock outstanding.
As of that date approximately  36,250,222 shares were issuable upon the exercise of  outstanding  options,  warrants  or  other  rights,  and the  conversion  of preferred stock. Most of these shares will be immediately saleable upon exercise or  conversion  under  registration  statements  we have filed with the SEC. The exercise  prices of options,  warrants or other  rights to acquire  common stock presently  outstanding range from $.25 per share to $4.97 per share.  During the respective terms of the outstanding options, warrants, preferred stock and other outstanding  derivative  securities,  the holders are given the  opportunity  to profit from a rise in the market price of the common stock,  and the exercise of any options, warrants or other rights may dilute the book value per share of our common stock and put  downward  pressure on the price of the common  stock.  The existence of the options,  conversion  rights,  or any outstanding  warrants may adversely affect the terms on which we may obtain  additional  equity financing.
Moreover,  the holders of such securities are likely to exercise their rights to acquire common stock at a time when we would otherwise be able to obtain capital on terms  more  favorable  than  could  be  obtained  through  the  exercise  or conversion of such securities.

Because of  dilution  to our  outstanding  common  stock  from the below  market pricing features of financings that are available to us, the market price of our stock may be depressed.

     Financings  that may be available  to us under  current  market  conditions frequently  involve below market  sales,  as well as the issuance of warrants or convertible debt that require exercise or conversion  prices that are calculated in the future at a discount to the then market  price of our common  stock.  Any agreement to sell, or convert debt or equity  securities into, common stock at a future date and at a price based on the then  current  market price will provide an incentive to the investor or third  parties to sell the common stock short to decrease  the price and  increase  the  number of shares  they may  receive in a future purchase,  whether directly from us or in the market. The issuance of our common  stock in  connection  with such  exercise  or  conversion  may result in substantial dilution to the common stock holdings of other holders of our common stock.

Because of market  volatility  in our stock price,  investors may find that they have a loss position if emergency sales become necessary.

     Historically,   our  common  stock  has   experienced   significant   price
fluctuations. One or more of the following factors influence these fluctuations:

     o    unfavorable announcements or press releases relating to the technology sector;

     o    regulatory, legislative or other developments affecting our company or the healthcare industry generally;

     o    conversion of our  preferred  stock and  convertible  debt into common stock at conversion  rates based on current market prices or discounts to market  prices,  of our common  stock and  exercise  of options and warrants at below current market prices;

     o    sales by those  financing our company through an equity line of credit or convertible  securities which have been registered with the SEC and may be sold into the public market immediately upon receipt; and

     o    market conditions specific to technology and Internet  companies,  the healthcare industry and general market conditions.

In addition, in recent years the stock market has experienced  significant price and volume  fluctuations.  These fluctuations,  which are often unrelated to the operating  performance of specific  companies,  have had a substantial effect on the market price for many healthcare related technology companies.  Factors such as those cited  above,  as well as other  factors  that may be  unrelated to our operating performance, may adversely affect the price of our common stock.

The  application  of the "penny stock" rules to our common stock may depress the market for our stock.

     Trading of our common  stock may be subject to the penny  stock rules under the Securities  Exchange Act of 1934, as amended,  unless an exemption from such rules is available.  Broker-dealers  making a market in our common stock will be required to provide disclosure to their customers regarding the risks associated with our common stock,  the suitability for the customer of an investment in our common stock,  the duties of the  broker-dealer  to the customer and information regarding  bid and  asked  prices  for our  common  stock,  and the  amount  and description of any  compensation the  broker-dealer  would receive in connection with a  transaction  in our common  stock.  The  application  of these rules may further  result in fewer market  makers  making a market in our common stock and further restrict the liquidity of our common stock.

                          FORWARD-LOOKING STATEMENTS

     Certain  information   contained  in  this  prospectus  and  the  documents
incorporated   by  reference  into  this  prospectus   include   forward-looking
statements  (as defined in Section 27A of the  Securities Act and Section 21E of
the  Securities  Exchange  Act),  which  mean  that  they  relate  to  events or transactions  that have not yet occurred,  our expectations or estimates for our future  operations,  our growth strategies or business plans or other facts that have  not  yet  occurred.  Such  statements  can be  identified  by  the  use of forward-looking  terminology such as "might," "may," "will," "could,"  "expect,"
"anticipate,"  "estimate,"  "likely,"  "believe,"  or "continue" or the negative thereof or other variations  thereon or comparable  terminology.  The above risk factors  contain  discussions of important  factors that should be considered by prospective  investors for their potential impact on forward-looking  statements included in this prospectus and in the documents  incorporated by reference into this prospectus. These important factors, among others, may cause actual results to differ  materially and adversely from the results expressed or implied by the forward-looking statements.

                                 THE COMPANY

General

     We develop and intend to market  communication  technologies for use in the healthcare  industry  primarily  at the  point  of  care.  We  have  focused  on electronic  prescribing  of drugs,  laboratory  orders  and  laboratory  results because these represent the majority of the transactions  performed at the point of care,  and  remain  largely a  paper-based  starting  point for  transferring information in the healthcare system. Our goal is to close the gap in electronic or automated processing by providing  technologies and workflow processes at the point of care. Our technologies  would enable  point-of-care  providers ("POCs")
(i.e.  physician  or  caretaker)  to  connect  with  other  participants  in the healthcare  system.  At this time, we are focused  primarily on healthcare value chain intermediaries  ("HVCIs") (e.g. pharmacy,  lab, pharmacy benefit managers, pharmaceutical  companies,  etc.).  Our  products  are  designed  to improve the accuracy  and  the  efficiency  of the  processes  of drug  prescribing  and the ordering of laboratory tests and the receiving of laboratory results.

     When we shifted to this business in 2000,  our plan was initially to deploy the technology in a single market.  We began to test this approach in April 2002 with a small,  local sales and  installation  team in Georgia that  deployed the
Cymedix  technology  to physician  practices.  By August 2002 it was clear to us that although the technology  worked and physicians were using the system,  this approach was not going to be commercially  viable for several reasons  including slow  adoption by  physicians  unless there was an economic  incentive,  limited support by major HVCIs, and the high cost of marketing,  sales, installation and service associated with serving individual and small medical practices. Based on these results, the initial deployment in Georgia was halted in August 2002.

     At that time, we evaluated the business of automating  the  transaction  at the point of care and concluded  that a viable  business  could be built,  but a different approach would be required than originally anticipated.  Based on this evaluation,  in September 2002, our Board recruited  certain new senior managers including a new chief  executive  officer to assist us in  pursuing  alternative approaches to developing and deploying technology at the point of care.

     Our current plan for the  commercialization  of our technology is to target
physician   practices   and  other   POC   centers   that  have  the   following
characteristics:  sufficient patient volume;  clear economic incentive,  such as administrative  savings and time savings;  commitment to electronic  transfer of point of care information;  and HVCI or other healthcare participant support for the rollout of the technology.  Subject to the above criteria,  our goal remains to connect  from the point of care to the  various  segments  of the  healthcare industry  that meet these  criteria,  such as health  plans,  insurers,  skilled nursing facilities,  pharmacy benefit management companies ("PBMs"),  pharmacies and pharmaceutical companies.

     We believe  that it is important  to deploy  technologies  that are easy to adopt or already have established markets. As such, on March 4, 2003 we acquired assets from Comdisco Ventures, Inc. that were formerly used by ePhysician,  Inc.
in its software and technology  business prior to its cessation of operations in
2002. ePhysician point-of-care technologies enable physicians to securely access and send  information to pharmacies,  billing  service  companies,  and practice management  systems via the Palm  OS(R)-based  handheld device and the Internet, meeting our  objective  of deploying a  recognized  technology.  Our goal is the integration of the Cymedix and e-Physician  technologies and to market them on a commercial basis.

     We have been in business  since 1988.  We decided in 2000 to dispose of the temporary  healthcare  staffing business to focus on the healthcare software and connectivity  solutions  industry.  The development of technology and the future marketing of  connectivity  solutions is our sole business at this time. Our net operating  loss is due to this  transition  and the  ongoing  efforts to build a commercially  viable business in point-of-care  automation.  We currently do not have any active users of our products.

     Our  principal  executive  office is located at The Graybar  Building,  420
Lexington Avenue, Suite 1830, New York, New York 10170, and our telephone number is (212) 697-2509.  We have closed our California and Colorado  offices,  and we are actively pursuing an exit to our leases in Georgia and California.

                               USE OF PROCEEDS

     The selling  securityholders will receive the net proceeds from the sale of shares.  We will not receive any of the proceeds  from any sale of the shares by the selling  securityholders.  However,  we will receive the  proceeds  from the exercise of warrants to purchase certain of the shares offered hereunder. If all warrants covered hereby are exercised,  we would receive proceeds of $5,842,292.
Any such proceeds will be used for working capital purposes.

                           SELLING SECURITYHOLDERS

     The table below sets forth information as of April 8, 2003, with respect to the selling securityholders, including names, holdings of shares of common stock prior to the offering of the shares,  including shares covered by warrants,  the number of shares being offered for each account,  and the number and  percentage of shares of common stock to be owned by the selling securityholders immediately following the sale of the shares,  assuming all of the offered  shares are sold.
The selling  securityholders  acquired  the shares of common  stock and warrants covering shares of our common stock in private placement transactions or as fees for serving as finders in connection with our private placements.

-------------------------------------------------------------------------------
Name of Selling    Shares of    Shares of  Shares of   Shares of   Percentage
Stockholder      Common Stock    Common    Common        Common     of Common
                 Beneficially     Stock    Stock      Stock to be   Stock to
                 Owned Before  Covered By  Being      Beneficially     be
                      the       Warrants   Offered(1) Owned After  Beneficially
                  Offering(1)                         the Offering    Owned
                                                                    After the
                                                                    Offering
-------------------------------------------------------------------------------
Aaron              1,000,000     500,000   1,000,000          0         -
Investments
-------------------------------------------------------------------------------
AIG DKR              500,000     250,000     500,000          0         -
Soundshore
Private
Investors
Holding Fund
Limited
-------------------------------------------------------------------------------
Alpha Capital AG   2,500,000   1,250,000,  2,500,000          0         -
-------------------------------------------------------------------------------
Bartran,             125,000      62,500     125,000          0         -
William D.
-------------------------------------------------------------------------------
Berardo, Thomas       20,000      10,000      20,000          0         -
& Patricia
-------------------------------------------------------------------------------
Berrey, Dan and      106,875      71,250     106,875          0         -
Fran
-------------------------------------------------------------------------------
BHNV Holdings        250,000     125,000     250,000          0         -
LLC
-------------------------------------------------------------------------------
Black Hills        1,398,625     623,000   1,148,625    250,000         -
Investment Corp.
-------------------------------------------------------------------------------
Blue Water           500,000     150,000     300,000    200,000         -
Trading, Inc.
-------------------------------------------------------------------------------
Bollander,           168,750     106,250     168,750          0         -
William P.
-------------------------------------------------------------------------------
Brelea                17,500      17,500      17,500          0         -
Ventures, LLC
-------------------------------------------------------------------------------
Brighton              30,625      30,625      30,625          0         -
Capital Ltd.
-------------------------------------------------------------------------------
Brown, Andrew      1,048,000     250,000     500,000    548,000         -
-------------------------------------------------------------------------------
Cavell             1,000,000     500,000   1,000,000          0         -
Investment Ltd.
-------------------------------------------------------------------------------
Dabbah, Kami         150,000      75,000     150,000          0         -
Ofir
-------------------------------------------------------------------------------
Eisenberg            500,000     250,000     500,000          0         -
Family
Foundation
-------------------------------------------------------------------------------
Frankson, Carl       100,000      50,000     100,000          0         -
-------------------------------------------------------------------------------
Geary Partners,      320,000     160,000     320,000          0         -
LP
-------------------------------------------------------------------------------
Intercoastal         196,175     196,175     196,175          0         -
Financial
Services Corp.
-------------------------------------------------------------------------------
Jeffries,          1,755,000     250,000     500,000  1,255,000       1.6%
Patrick
-------------------------------------------------------------------------------
Kassab, Marianne      80,000      40,000      80,000          0         -
-------------------------------------------------------------------------------
Legend Merchant        5,500       5,500       5,500          0         -
Group
-------------------------------------------------------------------------------
Lerner, Claire        25,000      12,500      25,000          0         -
-------------------------------------------------------------------------------
Lerner, Mark         184,375      25,000      50,000    134,375         -
-------------------------------------------------------------------------------
Levine, Beth         250,000     125,000     250,000          0         -
-------------------------------------------------------------------------------
Lousberg, Dean       250,000      62,500     125,000    125,000         -
K.
-------------------------------------------------------------------------------
Marjorie E.          125,000      62,500     125,000          0         -
Goddard TTEE
Marjorie E.
Goddard Rev,
TST DTD
November 5, 1999
-------------------------------------------------------------------------------
Markham              500,000     250,000     500,000          0         -
Holdings Limited
-------------------------------------------------------------------------------
Mayer &              276,500     276,500     276,500          0         -
Associates LLC
-------------------------------------------------------------------------------
McCullogh Jr.,       125,000      62,500     125,000          0         -
Robert F.
-------------------------------------------------------------------------------
Meade Jr.,           625,000     250,000     500,000    125,000         -
Thomas J.
-------------------------------------------------------------------------------
Merriman,            225,000     112,500     225,000          0         -
Jonathan
-------------------------------------------------------------------------------
Nordic, Gary E.      250,000     125,000     250,000          0         -
-------------------------------------------------------------------------------
Otape, LLC           750,000     375,000     750,000          0         -
-------------------------------------------------------------------------------
Palladino,           125,000      62,500     125,000          0         -
Giampiero
-------------------------------------------------------------------------------
Platinum           2,250,000     625,000   1,250,000  1,000,000       1.3%
Partners LP
-------------------------------------------------------------------------------
Presidio             680,000     340,000     680,000          0         -
Partners, LP
-------------------------------------------------------------------------------
Prudential           125,000      62,500     125,000          0         -
Securities IRA
Custodian for
Margaret
Galdorise
-------------------------------------------------------------------------------
Puttick,             500,000     250,000     500,000          0         -
Kenneth G.
-------------------------------------------------------------------------------
RoyCap, Inc.       2,555,283   1,930,283   2,555,283          0         -
-------------------------------------------------------------------------------
Rudinsky, Moshe    1,375,000     687,500   1,375,000          0         -
-------------------------------------------------------------------------------
Saker, Wayne         750,000     250,000     500,000    250,000         -
-------------------------------------------------------------------------------
Stephen S.         1,000,000     500,000   1,000,000          0         -
Jamal, SSJ
Enterprises, LLC
-------------------------------------------------------------------------------
Stifel Nicolaus      100,000      50,000     100,000          0         -
& Co. Inc.
Custodian FBO
Barry Ollman
IRA R/O
-------------------------------------------------------------------------------
WEC Asset            375,000     125,000     250,000    125,000         -
Management LLC
-------------------------------------------------------------------------------
Yanowitz, Gerald     180,000      90,000     180,000          0         -
-------------------------------------------------------------------------------

(1)  Includes  shares of common stock  covered by warrants  that are included in this prospectus.

Relationship Between Medix and the Selling Securityholders

     The selling  securityholders  have purchased  their shares from us, or will acquire  the  shares  of common  stock  indicated  above  upon the  exercise  of warrants, in private placements. None of the persons listed above are affiliates or controlled by our affiliates,  except the following officer and directors who purchased  securities  on the  same  terms  as other  investors  in the  private placement:  Patrick  Jeffries  and Mark  Lerner.  We have  separate  contractual obligations to file this registration with each of the selling securityholders.

                        DESCRIPTION OF THE SECURITIES

     Our authorized  capital consists of 125,000,000 shares of common stock, par value $.001 per share,  and 2,500,000 shares of preferred stock, par value $.001 per share. As of March 31, 2003, we had outstanding  80,767,065 shares of common stock, 1 share of 1996 Preferred  Stock and 75 shares of 1999 Series C Preferred
Stock. As of such date, our common stock was held of record by approximately 460 persons and beneficially owned by approximately 10,000 persons.

Common Stock

     Each  share of common  stock is  entitled  to one vote at all  meetings  of stockholders.  Stockholders  are not permitted to cumulate votes in the election of directors.  Currently, the Board of Directors consists of five directors, who serve for staggered terms of three years, with at least two directors elected at every  annual  meeting.  We also  currently  have two  vacancies on our Board of
Directors  that we intend to fill.  All shares of common stock are equal to each other with  respect to  liquidation  rights and  dividend  rights.  There are no preemptive  rights to purchase any  additional  shares of common  stock.  In the event of our liquidation, dissolution or winding up, holders of the common stock will be  entitled  to receive  on a pro rata  basis all of our assets  remaining after  satisfaction  of all  liabilities  and  preferences  of  the  outstanding preferred stock. The outstanding shares of common stock and the shares of common stock issuable upon conversion or exercise of derivative  securities are or will be, as the case may be, duly and validly issued, fully paid and non-assessable.

Transfer Agent and Registrar

     We have retained  Computershare  Trust Company,  Inc., 350 Indiana  Street,
Suite 800,  Golden,  Colorado  80401,  as Transfer Agent and Registrar,  for our
common stock. Computershare Trust Company's telephone number is (303) 262-0600.

                             PLAN OF DISTRIBUTION

     The selling  securityholders and any of their pledgees,  donees,  assignees and  successors-in-interest  may,  from  time to time,  sell any or all of their shares of common  stock on any stock  exchange,  market or trading  facility  on which the shares are traded.  These sales may be at fixed or negotiated  prices.
The selling  securityholders  may use any one or more of the  following  methods when selling shares:

     o    ordinary   brokerage   transactions  and  transactions  in  which  the
          broker-dealer solicits purchasers;

     o    block  trades  in which the  broker-dealer  will  attempt  to sell the shares as agent but may  position and resell a portion of the block as principal to facilitate the transaction;

     o    purchases  by  a   broker-dealer   as  principal  and  resale  by  the
          broker-dealer for its account;

     o    an  exchange   distribution  in  accordance  with  the  rules  of  the
          applicable exchange;

     o    privately negotiated transactions;

     o    short sales;

     o    broker-dealers  may agree with the selling  securityholders  to sell a specified number of such shares at a stipulated price per share;

     o    a combination of any such methods of sale; and

     o    any other method permitted pursuant to applicable law.

The  selling  securityholders  may also  sell  shares  under  Rule 144 under the
Securities Act of 1933, as amended (the "Securities Act"), if available,  rather than under this prospectus.

     The selling securityholders may also engage in short sales against the box, puts and calls and other  transactions  in our  securities or derivatives of our securities and may sell or deliver shares in connection  with these trades.  The selling  securityholders  may pledge  their  shares to their  brokers  under the margin provisions of customer agreements. If a selling stockholder defaults on a margin  loan,  the broker  may,  from time to time,  offer and sell the  pledged shares.  We believe,  and intend to confirm prior to the  effective  date of the registration  statement  of which this  prospectus  is a part,  that the selling
securityholders  have  not  entered  into  any  agreements,   understandings  or
arrangements with any underwriters or broker-dealers regarding the sale of their shares  other  than  ordinary  course  brokerage  arrangements,  nor is there an underwriter or  coordinating  broker acting in connection with the proposed sale of shares by the selling securityholders.

     Broker-dealers engaged by the selling securityholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling  securityholders (or, if any broker-dealer acts as agent  for the  purchaser  of  shares,  from the  purchaser)  in  amounts  to be negotiated.  The selling  securityholders  do not expect these  commissions  and discounts to exceed what is customary in the types of transactions involved.

     Selling  securityholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be  "underwriters"  within the meaning of the Securities Act in connection with such sales. In such event, any commissions received  by such  broker-dealers  or agents and any profit on the resale of the shares  purchased  by them  may be  deemed  to be  underwriting  commissions  or discounts under the Securities Act.

     We are required to pay all fees and expenses  incident to the  registration of the  shares.  Otherwise,  all  discounts,  commissions  or fees  incurred  in connection  with the sale of the common stock offered hereby will be paid by the selling securityholders.

     Upon  our  being  notified  by a  selling  stockholder  that  any  material arrangement  has been entered into with a  broker-dealer  for the sale of shares through a block trade,  special  offering,  exchange  distribution  or secondary distribution  or a  purchase  by a  broker  or  dealer,  a  supplement  to  this prospectus  will be  filed,  if  required,  pursuant  to Rule  424(b)  under the
Securities Act,  disclosing (i) the name of each such selling stockholder and of the participating  broker-dealer(s),  (ii) the number of shares involved,  (iii)
the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or  incorporated  by  reference  in this  prospectus,  and (vi) other  facts material to the transaction.

     In  order  to  comply  with  the  securities  laws of  certain  states,  if applicable,  the shares will be sold in such  jurisdictions,  if required,  only through  registered  or licensed  brokers or dealers.  In  addition,  in certain states the shares may not be sold  unless  the shares  have been  registered  or qualified  for  sale  in  such  state  or  an  exemption  from  registration  or qualification is available and complied with.

     We  advised  the  selling   securityholders   that  the   anti-manipulative
provisions of Regulation M promulgated under the Exchange Act may apply to their sales of the shares offered hereby.

                  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Article 109 of the Colorado  Business  Corporation  Act generally  provides that we may  indemnify our  directors,  officers,  employees and agents  against
liabilities  in  any  action,  suit  or  proceeding  whether  civil,   criminal,
administrative or investigative and whether formal or informal (a "Proceeding"), by reason of being or having been a director,  officer,  employee,  fiduciary or agent of Medix, if such person acted in good faith and reasonably  believed that his conduct,  in his official capacity,  was in the best interests of Medix (or, with  respect  to  employee  benefit  plans,  was in the best  interests  of the participants of the plan),  and in all other cases that his conduct was at least not opposed to Medix's best interests. In the case of a criminal proceeding, the director,  officer,  employee  or agent  must  have had no  reasonable  cause to believe that his conduct was unlawful.  Under Colorado Law, we may not indemnify a director,  officer, employee or agent in connection with a proceeding by or in the  right of  Medix if the  director  is  adjudged  liable  to  Medix,  or in a proceeding in which the directors,  officer employee or agent is adjudged liable for an improper personal benefit.

     Our Articles of  Incorporation  and Bylaws provide that we shall  indemnify our  directors,  and  officers,  employees  and  agents to the extent and in the manner  permitted by the  provisions  of the laws of the State of  Colorado,  as amended from time to time, subject to any permissible expansion or limitation of such  indemnification,  as may be set forth in any  stockholders'  or directors'
resolution or by contract.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Medix pursuant to the  foregoing  provisions,  we have been  informed  that in the  opinion of the
Securities and Exchange Commission (the "Commission"),  such  indemnification is against  public  policy as  expressed  in the  Securities  Act and is  therefore unenforceable.

                 WHERE YOU CAN FIND MORE INFORMATION ABOUT US

     We  file  reports,  proxy  statements,  information  statements  and  other information with the SEC. You may read and copy this information,  for a copying fee, at the SEC's Public Reference Room at 450 Fifth Street,  N.W.,  Washington,
D.C. 20549.  Please call the SEC at  1-800-SEC-0330  for more information on its public  reference  rooms.  Our SEC filings are also available to the public from commercial document retrieval services,  from the American Stock Exchange and at the web site maintained by the SEC at http://www.sec.gov.

     We have filed a  registration  statement  under the  Securities  Act,  with respect to the securities  offered pursuant to this prospectus.  This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance  with the rules and regulations
of  the  Commission.   For  further  information,   reference  is  made  to  the
registration  statement and the exhibits  filed as a part thereof,  which may be found at the locations and website referred to above.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The   Securities  and  Exchange   Commission   (the  "SEC")  allows  us  to
"incorporate by reference" into this prospectus the information we file with the
SEC, which means that we can disclose important  information to you by referring to those  documents.  The information  incorporated by reference is an important part of this prospectus.  We incorporate by reference the following documents we filed with the SEC:

     o    Our Annual Report on Form 10-K for the fiscal year ended  December 31,
          2002;

     o    Our Current Report on Form 8-K, dated January 13, 2003;

     o    Our Current Report on Form 8-K, dated January 21, 2003;

     o    Our Current Report on Form 8-K, dated February 3, 2003;

     o    Our Current Report on Form 8-K, dated February 6, 2003;

     o    Our Current Report on Form 8-K, dated February 10, 2003; and

     o    Our Current Report on Form 8-K, dated March 6, 2003.

     We are also  incorporating  by reference  additional  documents that we may file  with  the  Commission  under  Section  13(a),  13(c),  14 or  15(d) of the
Securities Exchange Act prior to the termination of this offering.

     If you are a  stockholder,  we may  have  sent  you  some of the  documents incorporated by reference, but you can obtain any of them through the Commission or us. Documents incorporated by reference are available from us without charge, except  exhibits,  unless we have  specifically  incorporated  by  reference  an exhibit into a document  that this  prospectus  incorporates.  Stockholders  may obtain  documents  incorporated  by reference into this prospectus by requesting them in writing or by telephone from:

                            Medix Resources, Inc.
                        Investor Relations Department
                             The Graybar Building
                        420 Lexington Ave., Suite 1830
                           New York, New York 10170
                                (212) 697-2509

                                LEGAL MATTERS

     The  validity of the shares  offered  hereby is being passed upon for us by
Lyle B. Stewart, P.C., Denver,  Colorado. Such firm has acted as special counsel to the Company for certain  Colorado law matters,  but has not  represented  the
Company  generally in connection  with the  registration  of the shares  offered hereby. Lyle B. Stewart, P.C. has been granted options to purchase 25,000 shares of Medix common stock at an exercise price of $0.26 per share,  and Mr. Stewart, individually,  has been granted options to purchase 100,000 and 75,000 shares of
Medix  common   stock  at  exercise   prices  of  $3.38  and  $0.92  per  share,
respectively.

                                   EXPERTS

     Our consolidated financial statements as of December 31, 2002 and 2001, and for each of the three years in the period ended  December 31, 2002  appearing in our 2002 Form 10-K have been audited by Ehrhardt  Keefe  Steiner & Hottman P.C., independent auditors, as stated in their report appearing therein, and have been incorporated  herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The  following  is a list  of  the  estimated  expenses  to be  incurred  by the
Registrant in connection with the issuance and  distribution of the shares being registered hereby.

Securities and Exchange Commission registration fee.      $1,229
Printing and engraving expenses....................        1,000
Legal fees and expenses............................       15,000
Accounting fees and expenses.......................       50,000
Transfer Agent and Trustee fees and expenses.......        1,000
Miscellaneous......................................       20,000
                                                         -------

Total..............................................      $88,229
                                                         =======

Item 15. Indemnification of Directors and Officers.

See "INDEMNIFICATION OF OFFICERS AND DIRECTORS" in the prospectus.

Item 16. Exhibits.

Exhibit
Number            Description

5.1               Opinion of Lyle B. Stewart, P.C.

23.1              Consent of Ehrhardt Keefe Steiner & Hottman P.C.

23.2              Consent of Lyle B. Stewart, P.C. (included in Exhibit 5.1)

24.1*             Power of Attorney

* Previously filed.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

     (1) To file,  during any period in which  offers or sales are being made, a post-effective amendment to this Registration Statement:

          (a) To include  any  prospectus  required  by Section  10(a)(3) of the
          Securities Act of 1933,

          (b) To reflect in the prospectus any facts or events arising after the effective  date of the  registration  statement  (or the  most  recent post-effective  amendment  thereof)  which,  individually  or  in  the aggregate, represent a fundamental change in the information set forth in the  registration  statement.  Notwithstanding  the foregoing,  any increase  or decrease  in volume of  securities  offered (if the total dollar  value of  securities  offered  would not exceed that which was registered)  and  any  deviation  from  the  low  or  high  end of the estimated  maximum  offering  range  may be  reflected  in the form of prospectus  filed with the  Commission  pursuant to Rule 424(b) if, in the aggregate,  the changes in volume and price represent no more than a 20 percent change in the maximum aggregate  offering price set forth in the  "Calculation  of  Registration  Fee"  table  in the  effective registration statement,

          (c) To include any  material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that clauses (a) and (b) do not apply if the information required to be included in a  post-effective  amendment  by such clauses is contained in periodic reports filed with or furnished to the Securities and
     Exchange  Commission  by the  Registrant  pursuant to Section 13 or Section
     15(d) of the Securities  Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities
     Act, each such post-effective  amendment shall be deemed a new registration statement relating to the securities  offered therein,  and the offering of such  securities  at that time shall be deemed to be the initial  bona fide offering thereof.

     (3) To remove from registration by means of a post-effective  amendment any of the securities  being  registered which remain unsold at the termination of the offering.

     (4) That,  for purposes of determining  any liability  under the Securities
     Act,  each filing of the  Registrant's  annual  report  pursuant to Section
     13(a)  or  Section  15(d)  of the  Exchange  Act  that is  incorporated  by reference  in this  registration  statement  shall  be  deemed  to be a new registration  statement relating to the securities offered therein, and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification  for liabilities arising under the Securities Act may be permitted to directors,  officers and  controlling  persons of the registrant pursuant to the  provisions  described  under Item 15 above,  or otherwise,  the registrant  has been advised that in the opinion of the  Securities and Exchange
Commission  such  indemnification  is against  public policy as expressed in the
Securities Act and is, therefore,  unenforceable.  In the event that a claim for indemnification  against  such  liabilities,  other  than  the  payment  by  the registrant of expenses  incurred or paid by a director,  officer or  controlling person of the  registrant  in the  successful  defense  of any  action,  suit or proceeding,  is  asserted by such  director,  officer or  controlling  person in connection with the securities being registered,  the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit  to a  court  of  appropriate  jurisdiction  the  question  whether  such indemnification  by it is against  public policy as expressed in the  Securities
Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

     (1) For purposes of determining  any liability  under the Securities Act of
1933, the information  omitted from the form of prospectus filed as part of this registration  statement  in reliance  upon Rule 430A and  contained in a form of prospectus  filed by the registrant  pursuant to Rule 424(b)(1) or (4) or 497(h)
under  the  Securities  Act  shall  be  deemed  to be part of this  registration statement as of the time it was declared effective.

     (2) For the purpose of determining  any liability  under the Securities Act of 1933, each post-effective  amendment that contains a form of prospectus shall be deemed to be a new registration  statement relating to the securities offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) The  undersigned  registrant  hereby  undertakes  that, for purposes of determining  any liability  under the Securities Act of 1933, each filing of the registrant's  annual  report  pursuant to section  13(a) or section 15(d) of the
Securities  Exchange  Act of 1934  (and,  where  applicable,  each  filing of an employee  benefit  plan's  annual  report  pursuant  to  section  15(d)  of  the
Securities  Exchange  Act of 1934)  that is  incorporated  by  reference  in the registration  statement  shall  be  deemed  to be a new  registration  statement relating to the securities offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     Pursuant to the  requirements of the Securities Act of 1933, the Registrant certifies  that it has  reasonable  grounds to believe  that it meets all of the requirements  for filing on Form S-3 and has duly caused this Amendment No. 1 to
Registration  Statement  on  Form  S-3  to  be  signed  on  its  behalf  by  the undersigned,  thereunto duly  authorized,  in the City of New York, State of New
York, on April [__], 2003.

                                                MEDIX RESOURCES, INC.

                                                By:  /s/Darryl R. Cohen
                                                Darryl R. Cohen
                                                President and CEO

     Pursuant to the  requirements of the Securities Act of 1933, this Amendment
No.  1 to  Registration  Statement  on Form  S-3 has  been  signed  below by the following persons in the capacities and on the dates indicated.

Signature                           Title                        Date

/s/Darryl R. Cohen            President, Chief Executive          April [__], 2003
Darryl R. Cohen               Officer and Director
                              (Principal Executive Officer)

/s/Mark W. Lerner             Executive Vice President,          April  [__], 2003
Mark W. Lerner                Chief Financial Officer and
                              Secretary (Principal Financial
                              and Accounting Officer)

                              Director                          April [__], 2003
--------------------------**
Patrick W. Jeffries

                              Director                          April [__], 2003
--------------------------**
Samuel H. Havens

                              Director                          April [__], 2003
--------------------------**
Joan E. Herman

                              Director                            April __, 2003
--------------------------
Guy L. Scalzi

**By Darryl R. Cohen, as attorney-in-fact

                                EXHIBIT INDEX
Exhibit
Number                  Description

5.1                     Opinion of Lyle B. Stewart, P.C.

23.1                    Consent of Ehrhardt Keefe Steiner & Hottman P.C.

23.2                    Consent of Lyle B. Stewart, P.C. (included in Exhibit 5.1)

24.1*                   Power of Attorney

* Previously filed.

                        INDEPENDENT AUDITORS' CONSENT

We consent  to the use in the  Amendment  No. 1 to  Registration  Statement  No.
(333-103196) of Medix Resources, Inc. on Form S-3 of our reports dated March 19,
2002 and February 14, 2003,  appearing in the prospectus,  which is part of this
Registration  Statement.  We also  consent  to the  reference  to us  under  the headings "Experts" in such prospectus.

                                          /s/Ehrhardt Keefe Steiner & Hottman PC
                                             Ehrhardt Keefe Steiner & Hottman PC

April [__], 2003
Denver, Colorado